Exhibit 5.1

[Ropes & Gray LLP Letterhead]

August 6, 2010

Affiliated Managers Group, Inc.
600 Hale Street
Prides Crossing, MA 01965-1000

Ladies and Gentlemen:

This opinion is furnished to you in connection with the registration statement on Form S-3 (the “Registration Statement”), filed by Affiliated Managers Group, Inc. (the “Company”) and AMG Capital Trust III (the “Trust”), on the date hereof, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of (i) shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”); (ii) one or more series of debt securities of the Company (the “Debt Securities”), which may be convertible into or exchangeable for shares of the Common Stock, which such Debt Securities may include junior subordinated debt securities (the “Junior Subordinated Debt Securities”) issued in connection with the offering by the Trust of Trust Preferred Securities (as defined below), certain payments in respect of which will be guaranteed by the Company (the “Guarantees”); (iii) warrants representing the right to receive or the obligation to sell, upon exercise, a number of shares of Common Stock (the “Common Stock Warrants”); (iv) shares of preferred stock of the Company, $0.01 par value per share (the “Preferred Stock”); (v) depositary shares representing entitlement to all rights and preferences of a share of Preferred Stock of a specified series, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share (the “Depositary Shares”); (vi) stock purchase contracts (the “Stock Purchase Contracts”) to purchase Common Stock, Preferred Stock, or Depositary Shares; and (vii) stock purchase units (the “Stock Purchase Units”), each representing ownership of a Stock Purchase Contract and any combination of Debt Securities, debt obligations of third parties, including U.S. Treasury securities or Trust Preferred Securities (as defined below), securing a holder’s obligation to purchase Common Stock, Preferred Stock or Depositary Shares under a Stock Purchase Contract.  The Registration Statement also relates to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of preferred securities of the Trust representing beneficial ownership interests in the Trust (the “Trust Preferred Securities”).  The Common Stock, the Debt Securities, the Common Stock Warrants, the Preferred Stock, the Depositary Shares, the Stock Purchase Contracts, the Stock

Purchase Units, the Trust Preferred Securities and the Guarantees are referred to herein collectively as the “Securities.”

In connection with this opinion, we have examined and relied upon the Registration Statement and such other records, agreements, certificates and documents, and have made legal and factual inquiries, as we have deemed necessary as a basis for the opinions expressed herein. As to matters of fact material to our opinion, we have relied, without independent verification, on certificates of officers of the Company and of public officials and documents furnished to us by the Company.

The opinions expressed below are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, including reported judicial decisions interpreting those laws.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.     The Company has the authority under its certificate of incorporation to issue up to 150 million (150,000,000) shares of Common Stock and 3 million (3,000,000) shares of Class B non-voting Common Stock.  When the issuance and the terms of the sale of the shares of Common Stock have been duly authorized by the board of directors of the Company in conformity with its certificate of incorporation, and such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, the shares of Common Stock will be validly issued, fully paid and nonassessable.  The Common Stock covered in the opinion in this paragraph include any shares of Common Stock of the Company that may be issued upon exercise, conversion or otherwise pursuant to the terms of any other Securities.

2.     When the issuance and terms of the sale of the Debt Securities have been duly authorized by the board of directors of the Company and duly established in conformity with the applicable indenture, and the Debt Securities have been duly executed, authenticated, issued, delivered and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, and in the manner provided for in the applicable indenture against payment of the purchase price therefor, the Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.  The Debt Securities covered in the opinion in this paragraph include any Debt Securities that may be issued upon exercise, conversion or otherwise pursuant to the terms of any other Securities.

3.      When the issuance and terms of the sale of the Common Stock Warrants have been duly authorized by the board of directors of the Company in conformity with its certificate of incorporation and duly established in conformity with the applicable warrant agreement, when such Common Stock Warrants have been duly executed, countersigned and delivered in accordance with the applicable warrant agreement, in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Common Stock Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.      The Company has the authority under its certificate of incorporation to issue up to 5 million (5,000,000) shares of Preferred Stock.  When the issuance and terms of the sale of Preferred Stock of a particular series have been duly authorized by the Company in conformity with its certificate of incorporation, when a certificate of designations with respect to the Preferred Stock of such series has been duly adopted by the Company and filed with the Secretary of State of the State of Delaware, and such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, when the shares of the Preferred Stock of such series have been issued and delivered in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, the Preferred Stock of such series will be validly issued, fully paid, and nonassessable.  The Preferred Stock covered in the opinion in this paragraph include any shares of Preferred Stock of the Company that may be issued upon exercise, conversion or otherwise pursuant to the terms of any other Securities.

5.      When the issuance and terms of the sale of the Preferred Stock of a particular series and the Depositary Shares have been duly authorized by the Company in conformity with its certificate of incorporation and the related depositary agreement, when a certificate of designations with respect to the Preferred Stock of such series has been duly adopted by the Company and filed with the Secretary of State of the State of Delaware, and when the shares of the Preferred Stock of such series have been issued and delivered in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement and the related depositary agreement and duly delivered to the applicable depositary, when the depositary receipts evidencing the depositary shares have been issued against deposit of the Preferred Stock in accordance with the related depositary agreement and duly issued and sold as contemplated by the Registration Statement and the related depositary agreement, the depositary receipts evidencing such Depositary Shares of such series of Preferred Stock will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the related depositary agreement.  The Depositary Shares covered in the opinion in this paragraph include any Depositary Shares of the Company that may be issued upon exercise, conversion or otherwise pursuant to the terms of any other Securities.

6.      When the issuance and terms of the Stock Purchase Contracts or Stock Purchase Units have been duly authorized by the Company in conformity with its certificate of incorporation, when the Stock Purchase Contracts or Stock Purchase Units have been issued and delivered in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, the Stock Purchase Contracts and Stock Purchase Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

7.      When the issuance and terms of each Guarantee have been duly authorized by the board of directors of the Company in conformity with its certificate of incorporation and duly established in conformity with the applicable guarantee agreement, when such Guarantee has been issued and delivered in accordance with the applicable guarantee agreement, in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Agreement, such Guarantee will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such prospectus supplement; (ii) a definitive purchase, underwriting or similar agreement with respect to such Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Securities will be duly authorized by all necessary corporate action by the Company and any indenture and any other agreement pursuant to which such Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company is and will remain duly organized, validly existing and in good standing under applicable law; (v) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock as is necessary for the issuance of the shares of Common Stock pursuant to the Registration Statement and (vi) all the foregoing actions to be taken by the Company are taken so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property.

Our opinion in paragraphs 2, 3, 5, 6 and 7 are subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors generally and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Validity of Securities.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Ropes & Gray LLP
Ropes & Gray LLP